Exhibit 10.2

STATE OF LOUISIANA

PARISH OF LAFAYETTE

ACT OF SALE

BE IT KNOWN that on the date set forth below, but effective for all purposes as of November ___, 2015 (the “Effective Date”) before me, Notary Public, duly commissioned and qualified in the State and Parish aforesaid, and in the presence of the undersigned witnesses, personally came and appeared:

BEECHWOOD PROPERTIES, LLC (last four digits of Tax Id No. 7341), a Louisiana limited liability company domiciled at 219 Chemin Metairie Road, Youngsville, Louisiana 70592, represented herein by G. Darcy Klug, its sole Manager (hereinafter referred to as “Seller”)

who declared that for and in consideration of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00), (the “Purchase Price”) the receipt and sufficiency of which is hereby acknowledged, payable as set forth below, Seller does hereby sell and deliver with full warranty of title and with subrogation to all rights and actions of warranty Seller may have against any predecessors in title, unto:

REDHAWK LAND & HOSPITALITY, LLC, (last four digits of Tax ID No. 4879) whose mailing address is 219 Chemin Metairie Road, Youngsville, Louisiana 70592, represented herein by G. Darcy Klug, its sole Manager (hereinafter referred to as “Purchaser”), the following described property, to-wit:

That certain parcel of ground, together with all buildings and improvements thereon and the component parts thereof, and all rights, ways, privileges, servitudes, advantages and appurtenances thereon, and thereunto appertaining, being known and designated as TRACT 4, LANEUVELLE-HOLIDAY, PHASE I, a Subdivision, situated in the Parish of Lafayette, Louisiana. Said parcel has a frontage of 100 feet on LaNeuvelle Road, No. 2, by a depth between parallel lines of 120 feet and has the further dimensions and boundaries as are shown on that certain plat of survey prepared by Gerald E. Reaux dated April 26, 1978, a copy of which is attached to Entry No. 1978-15603 of the Conveyance Records of Lafayette Parish, Louisiana, which plat is made a part hereof by reference thereto (the “Property”).

The Property bears the municipal address of 219 Chemin Metairie Road, Youngsville, Louisiana 70592.

Being a portion of the property acquired by Beechwood Properties, LLC by Dation En Paiement dated March 4, 2011, recorded March 7, 2011 under Entry No. 2011-00008405 in the conveyance records of Lafayette Parish, Louisiana.

The Purchase Price is payable as follows: Purchaser has, as of the Effective Date, caused to have issued and delivered to Seller 300 shares (par value of $1,000 per share and stated value equal to $1,000 per share) of Series A Preferred Stock of Redhawk Holdings Corp.

The Seller hereby waives any vendor's lien it may have, and any other right it may have to rescind this sale in whole or in part for inadequate consideration or any other reason.

All agreements, stipulations and obligations assumed herein shall inure to the benefit of and be binding upon the heirs, successors and assigns of the respective parties. Purchaser’s heirs and assigns shall have and hold the described property in full ownership forever.

Seller and Purchaser agree that the improvements and all other items on the property are transferred by Seller to Purchaser on an “AS IS” and “WHERE IS” basis, in their present condition and that these are being transferred by Seller to Purchaser without any warranty whatsoever on the part of the Seller, except as to title. Purchaser hereby expressly waives all warranties as to the property herein sold, whether expressed or implied by this or any other writing or representation, as well as any warranties provided by law. This waiver applies to all warranties of any nature, express or implied, including without limitation warranties of fitness for a particular purpose, or otherwise, except merchantability of title. Purchaser understands that under Articles 2520 through 2548 of the Louisiana Civil Code and other provisions of law, this sale would ordinarily include a warranty, implied by Louisiana, against certain defects in the property sold. Purchaser expressly waives any and all such warranties, with respect to all defects, whether apparent of latent, visible or not visible and regardless of whether Purchaser is presently aware of such defects. This waiver of warranty extends to all defects, even if the defect or defects render the property absolutely useless, or so inconvenient and imperfect that Purchaser would not have purchased it had it known of the defect. Purchaser also waives any rights Purchaser might have or ever have relative to this sale: a) to any redhibitory action; b) to the return all or any portion of the purchase price; c) to rescind or revoke the sale; or d) to have Seller repair or replace all or any part of the property conveyed. Seller, however, does assign and transfer to Purchaser and rights of warranty that Seller might have, if any, against others pertaining thereto. Purchaser hereby acknowledges that Purchaser has read and understands the foregoing waiver of warranty, that the waiver has been pointed out and explained to Purchaser, and that questions or doubts Purchaser has concerning same have been answered satisfactorily. Seller and Purchaser acknowledged and stipulate that the sales price was negotiated and agreed upon after consideration of the waiver of warranty herein set forth.

Taxes for the current year will be paid by Purchaser, but pro-rated between Seller and Purchaser as of the Effective Date. In accordance with La. R.S. 9:2721, notice is given that the Purchaser is designated as the party to whom all property tax and assessment notices are to be mailed, said notices to be sent to the address shown above for said Purchaser.

All parties signing herein have declared themselves to be of full legal capacity, and have declared that the name, marital status, and address of each is correct, as set forth above.

All parties to this act confirm, acknowledge, and agree that the notary public before whom the Seller and Purchaser execute this act shall have no responsibility or liability whatsoever of any nature, type, or kind, express or implied, for (1) obtaining mortgage, conveyance, tax and any and all other researches and certifies, (2) examining title to the Property, (3) obtaining a title insurance policy insuring title to the Property, or (4) obtaining a survey of the Property. This act shall become effective upon its execution by the last party to execute this act.

THUS DONE AND SIGNED in the City of Lafayette, Lafayette Parish, Louisiana, in the presence of the undersigned competent witnesses and me, Notary, on this _____ day of November, 2015.

WITNESSES:	BEECHWOOD PROPERTIES, LLC

/s/ G. Darcy Klug
Print:	G. DARCY KLUG, MANAGER

REDHAWK LAND & HOSPITALITY, LLC
/s/ G. Darcy Klug
Print:	G. DARCY KLUG,
MANAGER

___________________________________

NOTARY PUBLIC

Print Name: _________________________________

State Bar No./Notary Identification No.: ________________

Commission expires: ______________________